SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 2, 2003

AUTHENTIDATE HOLDING CORP.
(Exact name of Registrant as specified in charter)

Delaware	0-20190	14-1673067

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2165 Technology Drive, Schenectady, New York	12308

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (518) 346-7799

(Former name or former address, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure.

     On October 2, 2003, Authentidate Holding Corp. announced that it has exercised its right to require the holders of an aggregate amount of $6,425,300 of convertible debentures to convert the entire outstanding principal amount of their debentures into shares of its common stock. The conversion of these debentures will result in the issuance of an aggregate amount of 2,528,192 shares of common stock of Authentidate Holding Corp. to the holders of the debentures. The specific debentures subject to this conversion requirement are an aggregate principal amount of $3,700,000 of convertible debentures issued in October 2002 and an aggregate principal amount of $2,725,300 of convertible debentures issued in May 2003.

     Authentidate Holding Corp. published a press release regarding this event on October 2, 2003. The press release is attached to this Report on Form 8-K as Exhibit 99.1

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

     Listed below are the exhibits filed as a part of this report.

(c)	Exhibits
	99.1	Press Release dated October 2, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2003	AUTHENTIDATE HOLDING CORP.
(Registrant)

By /s/ Dennis H. Bunt_
Dennis H. Bunt
Chief Financial Officer